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                                                                    EXHIBIT 23.2

                 [LETTERHEAD OF HARVEY JUDKOWITZ APPEARS HERE]


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



     I hereby consent to the use in this registration statement of my reports as follows:

     Campbell Capital Corporation dated November 10, 1995
     Dental Practice Administrators, Inc. dated May 31, 1996
     Dental Services of America, Inc. dated September 8, 1996

     and to the reference to me under the caption "Experts" in this prospectus.




     /s/ Harvey Judkowitz
         CPA


     September 12, 1996